Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them that certain Amendment No. 11 to the Statement on Schedule 13D filed on October 3, 2008 (including additional amendments thereto) with respect to the shares of Common Stock, par value $.001, of Kensey Nash Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  October 3, 2008

PARCHE, LLC By: RCG Starboard Advisors, LLC, its managing member RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD By: RCG Starboard Advisors, LLC, its investment manager
RCG STARBOARD ADVISORS, LLC
By: Ramius LLC,
       its sole member

RAMIUS ENTERPRISE MASTER FUND LTD
By: Ramius LLC,
       its investment manager

RAMIUS LLC
By: C4S & Co., L.L.C.,
       as managing member

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon	/s/ Jeffrey C. Smith
JEFFREY M. SOLOMON	JEFFREY C. SMITH
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss